Exhibit 99.1

Deepwater Offshore Oil and Gas Specialist Deep Down Appoints Fund Managers David Douglas and Neil Goldman, to its Board

HOUSTON, April 16, 2019 - Deep Down, Inc. (OTCQB: DPDW), a specialist in deep water oil and gas production and distribution equipment and services, announced today that experienced small cap investors David J. Douglas, Principal of Jamaka Capital Management, LLC, and Neal I. Goldman of Goldman Capital Management, Inc., have been appointed to the Company's Board of Directors. The appointments fill two recent vacancies on the Board, expanding from two to three the number of independent Directors on Deep Down’s four person Board.

Ron Smith, Deep Down CEO and Director, stated, "We are pleased to welcome David and Neil, two Wall Street veterans, to our Board. Their appointment extends our Board’s independence with representative control of nearly 15% of Deep Down’s ownership. Their appointment is an outcome of our ongoing strategic review of alternatives to enhance shareholder value and the recognition that our Board could benefit from new independent insight and guidance. Importantly, David and Neil bring our Board decades of hands-on small cap expertise while also being closely aligned with the interests of all of our shareholders.”

David Douglas

Mr. Douglas is the Principal of Jamaka Capital Management, LLC, Deep Down’s largest institutional investor, with ownership of approximately 11% of total shares outstanding. His investment career spans over 30 years as a principal, including 25 years in the family office industry. Mr. Douglas has extensive experience investing in a variety of asset classes including public and private equity and debt, as well as multiple alternative assets. He has managed portfolios of public and private equities, and advised portfolio companies on strategic alternatives including acquisitions, divestitures and growth strategies.

Mr. Douglas began his career in the investment banking division of PaineWebber in New York, concentrating on clients in the Southwestern US. Mr. Douglas has served on multiple boards and currently serves on the Board of Managers and as Acting CFO of OSS Suppressors LLC. He earned a B.S. degree in Economics, Magna Cum Laude, from the University of Pennsylvania’s Wharton School.

Neal Goldman

Mr. Goldman is the President and Founder of Goldman Capital Management, Inc., one of Deep Down’s largest institutional shareholders for several years. Goldman Capital was founded in 1985 as an investment advisory firm and converted to a family office in 2018. He previously served as First Vice President of Research at Shearson Lehman Hutton, and has also held senior positions as a money manager and research analyst with a variety of firms including Neuberger Berman, Moseley Hallgarten Estabrook and Weeden, Bruns Nordeman, and Russ and Company.

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Mr. Goldman also serves as Chairman of Charles & Colvard, Ltd. (NasdaqCM: CTHR) and as a Director of Milestone Scientific Inc. (NYSE: MLSS) and ImageWare Systems, Inc. (OTCQB: IWSY). Prior to their acquisition, he served on the boards of Blyth Industries and IPASS Corporation. Mr. Goldman is a Chartered Financial Analyst (CFA) and earned a B.A. degree in Economics from The City University of New York (City College). He also serves on numerous non-profit boards.

About Deep Down, Inc. (www.deepdowninc.com)

Deep Down focuses on complex deepwater and ultra-deepwater oil and gas production distribution system technologies and support services, connecting the platform and the wellhead. Deep Down's proven services and technological solutions include distribution system installation support and engineering services, umbilical terminations, loose-tube steel flying leads, installation buoyancy, remotely operated vehicles and tooling, marine vessel automation, control, and ballast systems. Deep Down supports subsea engineering, installation, commissioning, and maintenance projects through specialized, highly experienced service teams and engineered technological solutions.

Forward-Looking Statements Any forward-looking statements in the preceding paragraphs of this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties in that actual results may differ materially from those projected in the forward-looking statements. In the course of operations, we are subject to certain risk factors, competition and competitive pressures, sensitivity to general economic and industrial conditions, international political and economic risks, availability and price of raw materials and execution of business strategy. For further information, please refer to the Company's filings with the Securities and Exchange Commission, copies of which are available from the Company without charge.

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Investor Relations:

Catalyst IR

Chris Eddy or Tanya Kamatu

212-924-9800

dpdw@catalyst-ir.com

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